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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported):       September 2, 1997
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                   Fiduciary Capital Pension Partners, L.P.
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             (Exact name of registrant as specified in its charter)



         Delaware                    0-17738                   86-0653603
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 (State of Organization)         (Commission                 (IRS Employer
                                   File Number)            Identification No.)


             410 17th Street, Suite 400, Denver, CO  80202
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             (Address of principal executive offices and zip code)


   Registrant's telephone number, including area code:        (800) 866-7607
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Item 5.          OTHER EVENTS

(a) Neodata Corporation ("Neodata") Investment The Fund has owned an equity position in Neodata since 1990, which it acquired at a cost of $278,917. In addition, the Fund previously owned Neodata subordinated notes, which were prepaid during May 1993.

During August 1997, Electronic Data Systems Corporation ("EDS") offered to purchase for cash all of Neodata's outstanding stock that it did not already own. Hicks, Muse, the owner of a controlling portion of Neodata's common stock, accepted the offer. The purchase by EDS closed on September 2, 1997, and the Fund received $1,178,150 of cash proceeds from the sale of its Neodata stock.

(b) Special Cash Distribution In light of the Neodata sale, the distribution for the third quarter of 1997 will include both the regular $.30 per Unit distribution and a special distribution of $1.00 per Unit. The record date for the distribution will be September 30, 1997, and the distribution will be paid on November 14, 1997. All limited partners will receive this distribution if they are record holders as of September 30, 1997. The receipt of this distribution by the limited partners will not be affected by the 1997 Periodic Repurchase Offer, since the deadline for tendering Units for repurchase will be October 31, 1997.




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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  Fiduciary Capital Pension Partners, L.P.
                                  (Registrant)

                                  By: FCM Fiduciary Capital Management Company
                                      Managing General Partner


Date:  September 18, 1997         By: /s/ Donald R. Jackson
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                                     Donald R. Jackson
                                     Chief Financial Officer



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